Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 10, 2025 with respect to the consolidated financial statements of Cheer Holding, Inc. as of and for the years ended December 31, 2024 in this Amendment No. 1 to Registration Statement on Form F-1 and the related prospectus of Cheer Holding, Inc., filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

September 3, 2025

Enrome LLP	143 Cecil Street #19-03/04 GB Building Singapore 069542	admin@enrome-group.com www.enrome-group.com